                                                                    EXHIBIT 21.1


                               CRAWFORD & COMPANY

                      LISTING OF SUBSIDIARY CORPORATIONS*


                                                                   Jurisdiction in
         Subsidiary                                                Which Organized
         ----------                                                ---------------
Crawford & Company of New York, Inc.                                New York

Risk Sciences Group, Inc.                                           Delaware

Crawford & Company Insurance Adjusters, Ltd.                        Province of Ontario

Crawford and Company, Inc. (P.R.)                                   Commonwealth of Puerto
                                                                      Rico

Crawford & Company (Bermuda) Limited                                Bermuda

Crawford & Company HealthCare Management, Inc.                      Delaware

Crawford & Company International, Inc.                              Georgia

Graham Miller International, Inc.                                   Georgia

Crawford & Company International Limited                            England

Crawford/Brocklehurst, Ltd.                                         England

Crawford Arnold & Green Limited                                     England




* Excludes subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the year ended December 31, 1996.